U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MARQUEE RAINE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1566891
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 East 55th Street, 24th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-fourth of one Warrant	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-250997

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares, of Marquee Raine Acquisition Corp. (the “Registrant”). The description of the units, Class A ordinary shares and redeemable warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-250997), originally filed with the Securities and Exchange Commission on November 27, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

3.2	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

3.3	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on December 9, 2020).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on December 9, 2020).

10.1	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on December 9, 2020).

10.2	Form of Registration Rights Agreement between the Registrant, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250997), filed with the Securities and Exchange Commission on November 27, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARQUEE RAINE ACQUISITION CORP.

Date: December 11, 2020	By:	/s/ Joseph Beyrouty
Name: Joseph Beyrouty
Title: Chief Financial Officer